EXHIBIT 99.1

                  [Letterhead of Astoria Financial Corporation]







                                             CONTACT:  PETER J. CUNNINGHAM
                                                       FIRST VICE PRESIDENT
                                                       INVESTOR RELATIONS
                                                       (516) 327-7877

FOR IMMEDIATE RELEASE

                  ASTORIA FINANCIAL REPORTS 4Q99 EPS OF $1.14;
           FULL YEAR EPS OF $4.37 (4Q99 AND FULL YEAR OPERATING EPS OF
              $1.14 AND $4.16 VS $0.82 AND $2.64 FOR 1998 PERIODS)

           QUARTERLY CASH DIVIDEND OF $0.24 PER COMMON SHARE DECLARED

LAKE SUCCESS, NY, JANUARY 20, 2000 - Astoria Financial Corporation ("Astoria") (Nasdaq: ASFC), the holding company for Astoria Federal Savings and Loan Association ("Astoria Federal"), today reported net income of $59.5 million, or $1.14 diluted earnings per common share for the quarter ended December 31, 1999. For the fiscal year ended December 31, 1999, the Company reported net income of $235.7 million, or $4.37 diluted earnings per common share. This compares to 1998's fourth quarter and fiscal year results of a net loss of $55.5 million, or $1.11 loss per common share, and net income of $45.0 million, or $0.74 diluted earnings per common share, respectively.

         The 1999 fourth quarter net income includes the full year tax benefit derived from a corporate restructuring of several subsidiaries completed in the fourth quarter and the benefit of an adjustment recorded to employee benefit expense in the fourth quarter related to the Company's pension accruals totaling approximately $4.0 million, after-tax, or $0.08 diluted earnings per common share.

         The 1999 fiscal year results include the net gain of $11.3 million, after-tax, or $0.21 diluted earnings per common share, on the sale and disposition of five upstate New York banking offices and certain loan production offices. The 1999 fiscal year results, excluding the branch and office sales, were $224.3 million, or $4.16 diluted earnings per common share.

         The prior year fourth quarter and full year results include $100.3 million of infrequently occurring charges, after-tax, primarily associated with the acquisition of Long Island Bancorp, Inc. ("LIB") following the close of business September 30, 1998. The 1998 fourth quarter and fiscal year results, excluding the infrequently occurring charges were $44.8 million, or $0.82 diluted earnings per common share and $145.4 million, or $2.64 diluted earnings per common share, respectively.

OPERATING EARNINGS

         Operating earnings are net income excluding the sale and disposition of banking and loan production offices in 1999 and the infrequently occurring charges in 1998. Fourth quarter 1999 operating earnings of $59.5 million, or $1.14 diluted operating earnings per common share were 33% and 39% greater than the 1998 fourth quarter operating results of $44.8 million, or $0.82 diluted operating earnings per common share. The 1999 fiscal year operating results of $224.3 million, or $4.16 diluted operating earnings per common share, were 54% and 58% greater than the 1998 fiscal year operating results of $145.4 million, or $2.64 diluted operating earnings per common share. Operating earnings for the quarter and year-to-date generated annualized returns on average equity of 18.67% and 16.48%, respectively, compared to 12.16% and 9.76%, respectively, for the comparable 1998 periods, and generated returns on average assets of 1.05% and 0.99%, respectively, compared to 0.91% and 0.79%, respectively, for the comparable 1998 periods.

         Commenting on the Company's results, George L. Engelke, Jr., Chairman, President and Chief Executive Officer noted, "The financial results achieved in 1999 reflect the significant earnings accretion anticipated and realized as a result of the successful completion and integration of the LIB acquisition and validate the effective implementation of our in-market acquisition strategy that has steadily enhanced operating earnings and driven operating efficiency."

BOARD DECLARES QUARTERLY CASH DIVIDEND;  SETS ANNUAL SHAREHOLDER MEETING DATE

         The Board of Directors, at their January 19, 2000 meeting, declared a quarterly cash dividend of $0.24 per common share. The dividend is payable on March 1, 2000 to common shareholders of record at the close of business on February 15, 2000. This is the nineteenth consecutive quarterly cash dividend declared by the Company.

         The Board of Directors also established May 17, 2000 as the date for the Annual Meeting of Shareholders, with a record date of March 24, 2000.

SIXTH STOCK REPURCHASE PROGRAM

         During the fourth quarter, Astoria, under its previously announced stock repurchase program, purchased 2.8 million shares of its common stock. A total of 4.3 million shares, or 78% of the 5.5 million shares authorized under the program, have been purchased since the program commenced on April 21, 1999 at a total cost of $159.4 million. Additional purchases may be made from time to time through April 20, 2001 in open-market or privately negotiated transactions.

OPERATING CASH EARNINGS AND RELATED RETURNS

         Operating cash earnings, which represent the amount by which tangible equity changes each period due to operating results, include operating earnings plus non-cash charges for goodwill amortization and amortization relating to certain employee stock plans and related tax benefit. Tangible equity generation from operations, or operating cash earnings, is a measure of Astoria's financial capacity for growth, share repurchases and/or payment of dividends. Operating cash earnings increased tangible equity in the 1999 fourth quarter and full year by $67.2 million and $257.6 million, respectively, or 13% and 15% more than operating earnings would indicate, respectively. Please refer to the data presented on page 10.

         Operating cash earnings available to common shareholders were $65.7 million, or $1.29 diluted operating cash earnings per common share for the 1999 fourth quarter, increases of 24% and 29%, respectively, over the $53.0 million operating cash earnings, or $1.00 diluted operating cash earnings per common share for the 1998 fourth quarter. For the fiscal year 1999, operating cash earnings available to common shareholders were $251.6 million, or $4.79 diluted operating cash earnings per common share, increases of 35% and 36%, respectively, over the $185.7 million operating cash earnings, or $3.51 diluted operating cash earnings per common share for the comparable 1998 period.

         Operating cash earnings for the fourth quarter and fiscal year ended December 31, 1999 generated annualized returns on average tangible equity of 25.63% and 22.86%, respectively, versus 17.78% and 15.53%, respectively, for the comparable 1998 periods, and generated annualized returns on average assets of 1.18% and 1.13%, respectively, versus 1.11% and 1.05%, respectively, for the comparable 1998 periods.

1999 FOURTH QUARTER AND FULL YEAR EARNINGS SUMMARY

         Net interest income for the fourth quarter of 1999 increased 16% to $134.1 million, from $115.8 million in the 1998 fourth quarter. For the fiscal year ended December 31, 1999, net interest income increased 20%, or $90.9 million, to $539.9 million, from $449.0 million for 1998. The quarter and fiscal year increases are attributable to the increase in average interest-earning assets primarily in the mortgage loan and mortgage-backed securities portfolios, partially offset by a lower net interest margin.

         Astoria's net interest margin was 2.41% for the quarter ended December 31, 1999, compared to 2.39% for the previous quarter and 2.47% for the 1998 fourth quarter. For the year ended December 31, 1999, the net interest margin was 2.46% compared to 2.58% for the 1998 full year period.

         Non-interest income, exclusive of net gains (losses) on the sale of securities of $25,000 and $(4.3) million for the fourth quarter 1999 and 1998, respectively, totaled $16.8 million for the fourth quarter of 1999 compared to $18.4 million for the 1998 fourth quarter. The 1998 fourth quarter non-interest income also includes an increase in loan servicing fees due to a positive valuation adjustment of $4.3 million to mortgage servicing rights.

         Full year non-interest income, exclusive of the net gain on the sale of securities of $739,000 and $11.0 million for 1999 and 1998, respectively, and the 1999 net gain on the sale and disposition of upstate New York banking and certain loan production offices of $19.2 million, totaled $66.8 million for 1999 compared to $51.3 million for 1998.

         General and administrative ("G&A") expense, excluding non-cash amortization expense relating to certain employee stock plans ("cash G&A"), for the quarter ended December 31, 1999, totaled $43.1 million compared to $46.2 million for the comparable 1998 period. For the fiscal year 1999, cash G&A expense totaled $185.3 million compared to $214.7 million for the prior year. The decrease in cash G&A expense is attributable to the full recognition of the cost savings associated with the acquisition of LIB at the end of the third quarter of 1998 and the cost savings associated with the sale and disposition of five upstate banking offices and certain loan production offices in 1999. The fourth quarter 1999 compensation and benefits expense includes a reduction to pension expense of approximately $1.7 million ($1.0 million, after-tax, or $0.02 diluted earnings per common share) to adjust the estimated expense for the full year to the actuarially calculated accrual.

         Astoria's ratio of cash G&A expense to average assets decreased to 0.76% and 0.82%, respectively, for the quarter and fiscal year ended December 31, 1999, from 0.94% and 1.17%, respectively, for the comparable 1998 periods. The cash efficiency ratios for the quarter and fiscal year ended December 31, 1999 were 28.54% and 30.57%, respectively, compared to 34.43% and 42.92% for the comparable 1998 periods. Commenting on the improved operating efficiency, Mr. Engelke said, "Our superior operating efficiency was a strong contributor toward the very positive earnings we produced in 1999."

         Goodwill litigation expense for the 1999 fourth quarter totaled $2.4 million compared to $545,000 for the comparable 1998 quarter. For the fiscal year, goodwill litigation expense totaled $6.4 million compared to $1.7 million for the comparable 1998 period.

         Capital trust securities expense for the 1999 fourth quarter of $2.2 million is attributable to the issuance of $125.0 million of trust preferred securities completed on October 28, 1999 at a fixed rate of 9.75% per year.

         The effective income tax rate for the 1999 fourth quarter was 37.8%. Included in fourth quarter income tax expense is the full fiscal year tax benefit derived from a corporate restructuring of several subsidiaries completed in the fourth quarter which increased net income by approximately $3.0 million, or $0.06 diluted earnings per common share. On a normalized basis, our effective income tax rate for the fourth quarter ended December 31, 1999 would have approximated 41.0%.

BALANCE SHEET SUMMARY

         Total assets at December 31, 1999 totaled $22.7 billion compared to $22.9 billion at the end of the previous quarter. For the fiscal year, assets increased $2.1 billion, or 10%, from $20.6 billion reported at fiscal year end 1998. The increase for the fiscal year was due primarily to the increases in the mortgage loan and mortgage-backed securities portfolios which were funded primarily through medium and long-term borrowings.

         Mortgage lending activity for the quarter and fiscal year ended December 31, 1999, as detailed in the table below, remained concentrated in one-to-four family mortgage loans.

                                   LOAN ORIGINATIONS

                         FOURTH FISCAL QUARTER ENDED       FOURTH FISCAL QUARTER ENDED
                              DECEMBER 31, 1999                 DECEMBER 31, 1998
                              -----------------                 -----------------
DELIVERY CHANNEL:
Broker                         $ 295.0 million                 $  627.1 million
Retail                           219.0 million                    683.3 million
Third Party                      137.1 million                     16.4 million
                               ---------------                 ----------------
TOTAL                          $ 651.1 million                 $1,326.8 million


                              FISCAL YEAR ENDED                FISCAL YEAR ENDED
                              DECEMBER 31, 1999                DECEMBER 31, 1998
                              -----------------                -----------------
DELIVERY CHANNEL:
Broker                         $2,076.7 million                $2,454.3 million
Retail                          1,266.6 million                 2,544.8 million
Third Party                       417.7 million                   187.5 million
                               ----------------                ----------------
TOTAL                          $3,761.0 million                $5,186.6 million


         Loans receivable, held for investment, net, increased $279.3 million, or 3% in the 1999 fourth quarter and $1.5 billion, or 17% in the fiscal year 1999. Commenting on the mortgage loan portfolio growth Mr. Engelke said, "The decrease in mortgage loan originations in the 1999 fourth quarter and full year periods is due primarily to the significant decrease in mortgage refinance activity in the latter part of 1999 and the sale of certain loan production offices that primarily originated loans for sale in the secondary market. Notwithstanding the decrease in originations, we continued to experience solid net loan portfolio growth due to the strength and increased breadth of our mortgage origination network and the slowdown in mortgage prepayment activity due to higher interest rates."

         While the loan portfolio continued to increase, non-performing loans declined to $53.4 million, or 0.24% of total assets at December 31, 1999, from $57.5 million, or 0.25% of total assets at September 30, 1999, and the ratio of allowance for loan losses to non-performing loans at December 31, 1999 increased to 143.49% from 129.21% at September 30, 1999.

         Mortgage-backed securities and other securities totaled $10.8 billion at December 31, 1999, a decrease of $752.9 million from $11.5 billion at September 30, 1999.

         At December 31, 1999, deposits totaled $9.6 billion, compared to $9.7 billion at December 31, 1998. The decrease is primarily due to the sale of the upstate New York banking office deposits totaling $156 million in the 1999 third quarter. Deposits increased in the 1999 fourth quarter by $114.3 million. Importantly, Astoria's core deposits, which include passbook, money market and checking accounts, increased to 48.4% of total deposits at December 31, 1999, from 47.8% at December 31, 1998. Borrowings at December 31, 1999 totaled $11.4 billion compared to $11.7 billion at the end of the previous quarter.

         Stockholders' equity at December 31, 1999 was $1.2 billion, or 5.27% of total assets, compared to $1.4 billion, or 5.94% of total assets at September 30, 1999. The change in stockholders' equity in the fourth quarter was primarily attributable to the positive effect of net income and the amortization relating to stock plans and related tax benefit, offset by the repurchase of common shares during the fourth quarter, the increase in the unrealized loss on securities available-for-sale, net of taxes, and dividends paid. The 1999 fourth quarter increase from $222.3 million to $344.2 million in the unrealized loss on securities available-for-sale, net of taxes, component of stockholders' equity, is a reflection of the effect of increasing market interest rates since September 30, 1999 on the available-for-sale securities portfolio market value and is not the result of any sale transactions from that portfolio. Astoria Federal continues to maintain capital ratios in excess of regulatory requirements. At December 31, 1999, core, tangible and risk-based capital ratios were 5.98%, 5.98% and 15.33%, respectively.

         Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association with assets of $22.7 billion, is the largest thrift institution in New York and fifth largest in the United States. Astoria Federal, through its 87 banking offices, provides retail banking, mortgage and consumer loan services to 700,000 customers and commands the second largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria Federal originates mortgage loans through its banking and loan production offices in the metropolitan New York area and through an extensive broker network in thirteen states: New York, New Jersey, Connecticut, Pennsylvania, Massachusetts, Delaware, Maryland, Ohio, Virginia, North Carolina, South Carolina, Georgia and Florida.

Note: Astoria Financial Corporation's news releases are available on its web site: HTTP://WWW.ASFC.COM or by fax, at no charge, through PR Newswire's "Company News on Call" at (800) 758-5804, extension 104529.


THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS AND MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY, AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.

                                     Tables Follow

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ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
----------------------------------------------
(In Thousands, Except Share Data)

                                                                                AT                    AT
                                                                           DECEMBER 31,          DECEMBER 31,
                                                                               1999                  1998
                                                                               ----                  ----
ASSETS
------
Cash and due from banks                                                   $    154,918          $    126,945
Federal funds sold and repurchase agreements                                   335,653               266,437
Mortgage-backed securities available-for-sale                                8,204,977             7,553,834
Other securities available-for-sale                                            657,772               642,610
Mortgage-backed securities held-to-maturity
     (estimated fair value of $1,071,251 and $1,141,145, respectively)       1,082,261             1,136,799
Other securities held-to-maturity (estimated fair value of
     $772,356 and  $982,295, respectively)                                     817,696               972,012
Federal Home Loan Bank of New York stock                                       265,250               210,250
Loans held-for-sale                                                             11,376               212,909
Loans receivable held-for-investment:
     Mortgage loans, net                                                    10,113,216             8,583,355
     Consumer and other loans, net                                             175,858               230,367
                                                                          ------------          ------------
                                                                            10,289,074             8,813,722
     Less allowance for loan losses                                             76,578                74,403
                                                                          ------------          ------------
     Total loans receivable held-for-investment, net                        10,212,496             8,739,319
Mortgage servicing rights, net                                                  48,369                50,237
Accrued interest receivable                                                    110,668               102,288
Premises and equipment, net                                                    176,813               161,629
Goodwill                                                                       223,945               245,862
Other assets                                                                   394,342               166,610
                                                                          ------------          ------------

TOTAL ASSETS                                                              $ 22,696,536          $ 20,587,741
                                                                          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
     Deposits                                                             $  9,554,534          $  9,668,286
     Reverse repurchase agreements                                           9,276,800             7,291,800
     Federal Home Loan Bank of New York advances                             1,610,058             1,210,170
     Other borrowings                                                          514,663               520,827
     Mortgage escrow funds                                                     120,350               116,106
     Accrued expenses and other liabilities                                    298,219               318,168
                                                                          ------------          ------------

TOTAL LIABILITIES                                                           21,374,624            19,125,357
                                                                          ------------          ------------

Guaranteed preferred beneficial interest in
     junior subordinated debentures                                            125,000                     -

Stockholders' equity:
     Preferred stock, $1.00 par value; 5,000,000 shares authorized:
        Series A (325,000 shares  authorized and -0- shares issued and
        outstanding)                                                                 -                     -
        Series B (2,000,000 shares authorized, issued and outstanding)           2,000                 2,000
     Common stock, $.01 par value;  (200,000,000  shares authorized;
        55,498,296 and 54,655,095  shares  issued,  respectively;  and
        51,730,959 and 54,655,095 shares outstanding, respectively)                555                   547
     Additional paid-in capital                                                800,414               767,846
     Retained earnings - substantially restricted                              908,236               742,679
     Treasury stock (3,767,337 shares, at cost)                               (137,071)                    -
     Accumulated other comprehensive income:
        Net unrealized loss on securities, net of taxes                       (344,198)              (14,566)
     Unallocated common stock held by ESOPs                                    (32,955)              (35,908)
     Unearned common stock held by RRP                                             (69)                 (214)
                                                                          ------------          ------------

TOTAL STOCKHOLDERS' EQUITY                                                   1,196,912             1,462,384
                                                                          ------------          ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $ 22,696,536          $ 20,587,741
                                                                          ============          ============

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
---------------------------------
(In Thousands, Except Share Data)


                                                         QUARTER ENDED DECEMBER 31,       YEAR ENDED DECEMBER 31
                                                         --------------------------       -----------------------
                                                            1999            1998           1999            1998
                                                            ----            ----           ----            ----
Interest income:
     Mortgage loans                                      $   177,609     $   154,647    $   679,623     $   612,606
     Consumer and other loans                                  4,488           5,826         19,285          24,422
     Mortgage-backed securities                              160,853         124,578        658,140         438,934
     Other securities                                         32,159          32,449        129,030         132,414
     Federal funds sold and repurchase agreements              3,615           4,938          9,201          16,072
                                                         -----------     -----------    -----------     -----------
Total interest income                                        378,724         322,438      1,495,279       1,224,448
                                                         -----------     -----------    -----------     -----------
Interest expense:
     Deposits                                                 92,053          93,468        363,156         399,602
     Borrowed funds                                          152,545         113,146        592,175         375,863
                                                         -----------     -----------    -----------     -----------
Total interest expense                                       244,598         206,614        955,331         775,465
                                                         -----------     -----------    -----------     -----------
Net interest income                                          134,126         115,824        539,948         448,983
Provision for loan losses                                      1,000           6,600          4,119          15,380
                                                         -----------     -----------    -----------     -----------
Net interest income after provision for loan losses          133,126         109,224        535,829         433,603
                                                         -----------     -----------    -----------     -----------
Non-interest income:
     Customer service and other loan fees                     10,655           9,572         39,965          34,619
     Loan servicing fees                                       3,242           7,289         15,377           5,162
     Gain (loss) on sales of securities                           25          (4,277)           739          10,976
     Gain on sales of loans                                       85             626          3,340           1,990
     Net gain on disposition of banking and loan
     production offices                                            -               -         19,206               -
     Operating income from real estate joint ventures          1,124               -          3,892           1,735
     Other                                                     1,706             904          4,177           7,781
                                                         -----------     -----------    -----------     -----------
Total non-interest income                                     16,837          14,114         86,696          62,263
                                                         -----------     -----------    -----------     -----------
Non-interest expense:
     General and administrative:
        Compensation and benefits                             19,393          22,851         89,979         101,045
        Employee stock plans amortization                      1,852           3,636          9,927          18,195
        Occupancy, equipment and systems                      13,370          14,633         53,726          57,688
        Federal deposit insurance premiums                     1,085           1,457          4,537           5,931
        Advertising                                              988             666          6,926           4,782
        Other                                                  8,227           6,600         30,171          45,247
                                                         -----------     -----------    -----------     -----------
     Total general and administrative                         44,915          49,843        195,266         232,888
     Real estate operations and provision for losses,
     net                                                        (126)           (155)          (186)           (119)
     Goodwill litigation                                       2,376             545          6,417           1,665
     Capital trust securities                                  2,169               -          2,169               -
     Amortization of goodwill                                  4,833           4,945         19,425          19,754
     Acquisition costs and restructuring charges                   -         124,168              -         124,168
                                                         -----------     -----------    -----------     -----------
Total non-interest expense                                    54,167         179,346        223,091         378,356
                                                         -----------     -----------    -----------     -----------
Income (loss) before income tax expense (benefit) and
extraordinary item                                            95,796         (56,008)       399,434         117,510
Income tax expense (benefit)                                  36,250         (11,104)       163,764          61,825
                                                         -----------     -----------    -----------     -----------

Income (loss) before extraordinary item                       59,546         (44,904)       235,670          55,685

Extraordinary item, net of tax                                     -         (10,637)             -         (10,637)
                                                         -----------     -----------    -----------     -----------

Net income (loss)                                             59,546         (55,541)       235,670          45,048
                                                         -----------     -----------    -----------     -----------

Preferred dividends declared                                  (1,500)         (1,500)        (6,000)         (6,000)
                                                         -----------     -----------    -----------     -----------

Net income (loss) available to common shareholders       $    58,046         (57,041)   $   229,670     $    39,048
                                                         ===========     ===========    ===========     ===========

Basic earnings (loss) per common share:
     Income (loss) before extraordinary item             $      1.16     $     (0.90)   $      4.47     $      0.98
                                                         ===========     ===========    ===========     ===========
     Extraordinary item, net of tax                      $         -     $     (0.21)   $         -     $     (0.21)
                                                         ===========     ===========    ===========     ===========
     Net earnings (loss) per common share                $      1.16     $     (1.11)   $      4.47     $      0.77
                                                         ===========     ===========    ===========     ===========

Diluted earnings (loss) per common share:
     Income (loss) before extraordinary item             $      1.14     $     (0.90)   $      4.37     $      0.94
                                                         ===========     ===========    ===========     ===========
     Extraordinary item, net of tax                      $         -     $     (0.21)   $         -     $     (0.20)
                                                         ===========     ===========    ===========     ===========
     Net earnings (loss) per common share                $      1.14     $     (1.11)   $      4.37     $      0.74
                                                         ===========     ===========    ===========     ===========

Basic weighted average common shares                      50,208,525      51,414,390     51,351,355      50,801,598
Diluted weighted average common and common
     equivalent shares                                    51,075,351      51,414,390     52,506,962      52,886,191

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF OPERATING CASH EARNINGS
(In Thousands, Except Per Share Data)

                                                                               QUARTER ENDED DECEMBER 31,
                                                                      ---------------------------------------

                                                                              1999                1998
                                                                      -------------------- ------------------

Net income (loss)                                                         $  59,546             $ (55,541)
Add back:
     Acquisition, restructuring and other infrequently occurring
     charges, net of tax                                                       --                 100,375
                                                                          ---------             ---------
Operating income                                                             59,546                44,834

Preferred dividends declared                                                 (1,500)               (1,500)
                                                                          ---------             ---------

Operating earnings available to common shareholders                       $  58,046             $  43,334
                                                                          =========             =========

Basic operating earnings per common share                                 $    1.16             $    0.84
                                                                          =========             =========
Diluted operating earnings per common share                               $    1.14             $    0.82
                                                                          =========             =========


Operating earnings available to common shareholders                       $  58,046             $  43,334
Add back:
     Employee stock plans amortization expense                                1,852                 3,636
     Amortization of goodwill                                                 4,833                 4,945
     Income tax benefit on amortization expense of earned portion of
     RRP stock                                                                  967                 1,038
                                                                          ---------             ---------

Operating cash earnings available to common shareholders                  $  65,698             $  52,953
                                                                          =========             =========

Basic operating cash earnings per common share                            $    1.31             $    1.03
                                                                          =========             =========
Diluted operating cash earnings per common share                          $    1.29             $    1.00
                                                                          =========             =========



                                                                               QUARTER ENDED DECEMBER 31,
                                                                      ---------------------------------------

                                                                              1999                1998
                                                                      -------------------- ------------------
Net income                                                                 $ 235,670             $  45,048
Add back:
     Acquisition, restructuring and other infrequently occurring
     charges, net of tax                                                        --                 100,375
Less: Net gain on disposition of banking and loan production
offices, net of tax                                                           11,332                  --
                                                                           ---------             ---------
Operating income                                                             224,338               145,423

Preferred dividends declared                                                  (6,000)               (6,000)
                                                                           ---------             ---------

Operating earnings available to common shareholders                        $ 218,338             $ 139,423
                                                                           =========             =========

Basic operating earnings per common share                                  $    4.25             $    2.74
                                                                           =========             =========
Diluted operating earnings per common share                                $    4.16             $    2.64
                                                                           =========             =========

Operating earnings available to common shareholders                        $ 218,338             $ 139,423
Add back:
     Employee stock plans amortization expense                                 9,927                18,195
     Amortization of goodwill                                                 19,425                19,754
     Income tax benefit on amortization expense of earned portion of
     RRP stock                                                                 3,870                 8,302
                                                                           ---------             ---------

Operating cash earnings available to common shareholders                   $ 251,560             $ 185,674
                                                                           =========             =========

Basic operating cash earnings per common share                             $    4.90             $    3.65
                                                                           =========             =========
Diluted operating cash earnings per common share                           $    4.79             $    3.51
                                                                           =========             =========

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS AND OTHER DATA
----------------------------------------
                                                         At or For the Quarter Ended    At or For the Year Ended
                                                                  December 31,                 December 31,
                                                         -----------------------------  ------------------------
                                                                1999       1998             1999        1998
                                                         -------------- --------------  ------------ -----------
                                                                (Annualized)
SELECTED RETURNS
----------------
   Return on average stockholders' equity                      18.67%     (15.06)%         17.31%        3.02%
   Return on average tangible stockholders' equity             22.71      (18.14)          20.92         3.65
   Return on average assets                                     1.05       (1.13)           1.04         0.25

SELECTED FINANCIAL RATIOS
-------------------------
   Return on average stockholders' equity (1), (2)             18.67%      12.16%          16.48%        9.76%
   Cash return on average stockholders' equity (1), (2), (3)   21.07       14.77           18.92        12.86
   Return on average tangible stockholders' equity
   (1), (2)                                                    22.71       14.64           19.91        11.78
   Cash return on average tangible stockholders'
   equity (1), (2), (3)                                        25.63       17.78           22.86        15.53
   Return on average assets (1), (2)                            1.05        0.91            0.99         0.79
   Cash return on average assets (1), (2), (3)                  1.18        1.11            1.13         1.05
   Net interest spread                                          2.07        2.15            2.14         2.20
   Net interest margin                                          2.41        2.47            2.46         2.58
   General  and  administrative  expenses  to  average
   assets                                                       0.79        1.01            0.86         1.27
   Cash   general  and   administrative   expenses  to
   average assets (4)                                           0.76        0.94            0.82         1.17

   Efficiency ratio                                            29.76       37.14           32.21        46.56

   Cash efficiency ratio(4)                                    28.54       34.43           30.57        42.92

ASSET QUALITY RATIOS
--------------------
   Non-performing loans/total loans                                                         0.52%        1.23%
   Non-performing loans/total assets                                                        0.24         0.54
   Non-performing assets/total assets                                                       0.26         0.58
   Allowance for loan losses/non-performing loans                                         143.49        66.99
   Allowance for loan losses/non-accrual loans                                            151.77        70.00
   Allowance for loan losses/total loans                                                    0.75         0.83

CAPITAL RATIOS (ASTORIA FEDERAL)
--------------------------------
   Tangible                                                                                 5.98%        5.35%
   Core                                                                                     5.98         5.35
   Risk-based                                                                              15.33        13.53

OTHER DATA (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
-------------------------------------------------------
   Cash dividends paid per common share                      $  0.24      $ 0.20          $ 0.96       $ 0.80
   Book value per common share                                                             22.17        25.84
   Tangible book value per common share                                                    17.84        21.34

   Average equity/average assets                                5.60%       7.50%           5.99%        8.13%

   Non-performing assets                                                                  $   58       $  120
   Non-performing loans                                                                       53          111
   90 days past maturity but still accruing                                                    3            5
   Non-accrual loans                                                                          50          106

   Mortgage loans serviced for others                                                     $4,415       $4,944


(1) 1999 excludes net gain on disposition of banking and loan production offices of $11,332, net of tax.
(2) 1998 excludes acquisition, restructuring and other infrequently occurring charges of $100,375, net of tax.
(3) Excluding non-cash charge for amortization of goodwill, employee stock plans and related tax benefit.
(4)  Excluding non-cash charge for amortization of employee stock plans.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEET
---------------------
(Dollars in Thousands)

                                                                        Quarter Ended December 31,
                                            ---------------------------------------------------------------------------------
                                                                1999                                   1998
                                            -----------------------------------------  ---------------------------------------
                                                                             Average                               Average
                                                Average                      Yield/      Average                    Yield/
                                                Balance        Interest       Cost       Balance      Interest       Cost
                                            --------------  --------------  ---------  -----------  ------------  ------------
Assets:                                                         (Annualized)                          (Annualized)
  Interest-earning assets:
    Mortgage loans                            $ 9,997,667     $ 177,609       7.11%   $ 8,610,419      $154,647       7.18%
    Consumer and other loans                      178,962         4,488      10.03        246,575         5,826       9.45
    Mortgage-backed securities
    (1)                                         9,970,298       160,853       6.45      7,623,641       124,578       6.54
    Other securities (1)                        1,825,451        32,159       7.05      1,861,371        32,449       6.97
    Federal funds sold and
      repurchase agreements                       264,208         3,615       5.47        394,976         4,938       5.00
                                               ----------     ---------               -----------      --------
  Total interest-earning assets                22,236,586       378,724       6.81     18,736,982       322,438       6.88
                                                              ---------                                --------
  Non-interest-earning assets                     552,919                                 936,142
                                                                                      -----------
Total assets                                 $ 22,789,505                             $19,673,124
                                             ============                             ===========

Liabilities and stockholders' equity:
  Interest-bearing liabilities:
    Savings                                  $  2,611,041     $  13,256       2.03%   $ 2,888,229      $ 15,340       2.12%
    Certificates of deposit                     4,881,791        64,253       5.26      5,083,399        68,304       5.37
    NOW                                           124,005           309       1.00        122,135           305       1.00
    Money market                                1,140,123        13,245       4.65        823,212         8,607       4.18
    Money manager                                 396,766           990       1.00        364,264           912       1.00
                                               ----------     ---------               -----------      --------
    Total deposits                              9,153,726        92,053       4.02      9,281,239        93,468       4.03
    Borrowed funds                             11,472,412       152,545       5.32      8,195,403       113,146       5.52
                                               ----------     ---------               -----------      --------
  Total interest-bearing liabilities           20,626,138       244,598       4.74     17,476,642       206,614       4.73
                                                              ---------                                --------
  Non-interest-bearing liabilities                887,552                                 721,513
                                             ------------                             -----------
Total liabilities                              21,513,690                              18,198,155
Stockholders' equity                            1,275,815                               1,474,969
                                             ------------                             -----------
Total liabilities and stockholders' equity   $ 22,789,505                             $19,673,124
                                             ============                             ===========

Net interest income/net interest rate
  spread                                                      $ 134,126       2.07%                    $115,824       2.15%
                                                              =========      -----                     ========       ====
Net interest earning assets/net
interest margin                              $  1,610,448                     2.41%   $ 1,260,340                     2.47%
                                             ============                    -----    ===========                     ----
Ratio of interest-earning assets
     to interest-bearing liabilities                1.08x                                   1.07x
                                             ------------                             -----------


(1) Securities available-for-sale are reported at average amortized cost.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEET
---------------------
(Dollars in Thousands)
                                                                       Year Ended December 31,
                                            ----------------------------------------------------------------------------------
                                                                1999                                   1998
                                            -----------------------------------------  ---------------------------------------
                                                                             Average                               Average
                                                Average                      Yield/      Average                    Yield/
                                                Balance        Interest       Cost       Balance      Interest       Cost
                                            --------------  --------------  ---------  -----------  ------------  ------------
Assets:
  Interest-earning assets:
    Mortgage loans                           $ 9,531,892      $  679,623      7.13%    $ 8,321,732    $  612,606      7.36%
    Consumer and other loans                     200,178          19,285      9.63         260,615        24,422      9.37
    Mortgage-backed securities(1)             10,242,306         658,140      6.43       6,662,882       438,934      6.59

    Other securities (1)                       1,837,254         129,030      7.02       1,885,438       132,414      7.02
    Federal funds sold and repurchase
    agreements                                   179,408           9,201      5.13         296,516        16,072      5.42
                                             -----------       ---------               -----------     ---------
  Total interest-earning assets               21,991,038       1,495,279      6.80      17,427,183     1,224,448      7.03
                                                              ----------                               ---------
  Non-interest-earning assets                    726,644                                   893,388
                                             -----------                               -----------
Total assets                                 $22,717,682                               $18,320,571
                                             ===========                               ===========

Liabilities and stockholders' equity:
  Interest-bearing liabilities:
    Savings                                  $ 2,697,726      $   54,341      2.01%    $ 2,889,510      $ 72,243      2.50%
    Certificates of deposit                    4,943,672         258,389      5.23       5,297,309       288,914      5.45
    NOW                                          127,177           1,260      0.99         130,476         1,696      1.30
    Money market                               1,038,765          45,316      4.36         729,106        32,108      4.40
    Money manager                                388,833           3,850      0.99         366,957         4,641      1.26
                                             -----------      ----------               -----------      --------
    Total deposits                             9,196,173         363,156      3.95       9,413,358       399,602      4.25
    Borrowed funds                            11,321,397         592,175      5.23       6,642,452       375,863      5.66
                                             -----------      ----------               -----------      --------
  Total interest-bearing liabilities          20,517,570         955,331      4.66      16,055,810       775,465      4.83
  Non-interest-bearing liabilities               838,566                                   774,538
                                             -----------                               -----------

Totalliabilities                              21,356,136                                16,830,348
Stockholders' equity                           1,361,546                                 1,490,223
                                             -----------                               -----------
Total liabilities and stockholders' equity   $22,717,682                               $18,320,571
                                             ===========                               ===========
Net interest income/net interest
rate spread                                                   $  539,948      2.14%                     $448,983      2.20%
                                                              ==========      ----                      ========      ----
Net interest earning assets/net
interest margin                              $ 1,473,468                      2.46%    $ 1,371,373                    2.58%
                                             ===========                      ----     ===========                    ----
Ratio of interest-earning assets
to interest-bearing liabilities                    1.07x                                     1.09x
                                             -----------                               -----------


(1) Securities available-for-sale are reported at average amortized cost.